UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 2, 2009

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 16, 2008, American General Finance Corporation (“AGFC”) borrowed $2,050,000,000, and AGFC’s parent, American General Finance, Inc. (“AGFI”), borrowed $400,000,000, under their existing 364-day revolving credit facility (“364-Day Facility”).  This draw-down on the 364-Day Facility is described in AGFC’s filing on Form 8-K dated September 16, 2008 (the “2008 8-K”), which is incorporated herein by reference.

On July 2, 2009, AGFC and AGFI sent a notice to Citibank, N.A. (the “Agent”), as administrative agent for the 364-Day Facility, advising the Agent of their election to convert the following Syndicated Loans outstanding on the Commitment Termination Date (July 9, 2009) into Term Loans (as such terms are defined in the 364-Day Credit Agreement attached to the 2008 8-K as Exhibit 99-2) (the “Credit Agreement”)): (i) AGFC Syndicated Loan in the amount of $2,050,000,000; and (ii) AGFI Syndicated Loan in the amount of $400,000,000.  The periodic interest payable on the Term Loans depends upon the type of Term Loan selected by the applicable borrower.  The conversion to Term Loans effectively increases borrowing spreads by 0.35%, which for Eurodollar Loans (as defined in the Credit Agreement for the 364-Day Facility) will equal LIBOR plus 3.85% for AGFC, and LIBOR plus 4.85% for AGFI, based upon current ratings and market conditions.  The Term Loans are not revolving loans, and as a result, any repaid amounts of principal cannot subsequently be reborrowed.  Any remaining balance of Term Loans will mature on July 9, 2010, at which time AGFC and AGFI will be obligated to pay the respective remaining amounts of principal outstanding, plus accrued interest.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	July 9, 2009	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer